UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/09/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On July 8, 2008, LookSmart, Ltd. and Mellon Investor Services LLC, as rights agent,("Rights Agent") entered into an Amendment to the Preferred Shares Rights Agreement dated November 15, 2007 between the Company and the Rights Agent (the "Rights Agreement").

The Amendment to the Rights Agreement changes the date for expiration of the rights issued pursuant to the Rights Agreement (the "Rights") from November 7, 2010 to July 8, 2008. Accordingly the Rights have expired, and the Rights Agreement has been terminated.

Item 3.03.    Material Modifications to Rights of Security Holders

The information set forth under "Item 1.02 Termination of a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 7.01.    Regulation FD Disclosure

On July 9, 2008, the Company announced the appointment of Mark L. Sanders, the Company's Lead Director, as Chair of the Board, effective July 7, 2008. Mr. Sanders has served on LookSmart's Board since January 2003. Mr. Sanders replaces Edward F. West, the Company's Chief Executive Officer and President, as the Chair of the Board consistent with good corporate governance practices. Mr. West continues to serve as LookSmart's Chief Executive Officer and President and as a member of LookSmart's Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: July 09, 2008	By:	/s/ Stacey Giamalis
Stacey Giamalis
SVP and General Counsel

Exhibit Index

Exhibit No.	Description
EX-4.1	Amendment to LookSmart Preferred Shares Rights Agreement dated July 8, 2008
EX-99.1	Press Release dated July 9, 2008 entitled "LookSmart, Ltd. Provides Corporate Governance Update"